EXHIBIT 10.1

AMREP CORPORATION

2006 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD, dated as of _______________ ____, 201__ (the “Date of Grant”), is delivered by AMREP Corporation (the “Company”), to ______________ (the “Grantee”).

RECITALS

The AMREP Corporation 2006 Equity Compensation Plan (the “Plan”) provides for the grant of restricted stock in accordance with the terms and conditions of the Plan.  The Plan Administration Committee (the “Committee”), which is a sub-committee of the Compensation and Human Resources Committee of the Company’s Board of Directors and which administers the Plan, has decided to make a restricted stock award as an inducement for the Grantee to continue to be employed by the Employer (as defined in the Plan) and promote the best interests of the Company and its shareholders.  References in this Agreement to the Committee shall include any successor thereto appointed under and in accordance with the Plan.  The Plan and the Plan prospectus are available upon request by contacting the Chief Financial Officer or General Counsel of the Company.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1. Restricted Stock Award.  Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee _______ shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (“Restricted Stock”).  Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

2. Vesting and Nonassignability of Restricted Stock.

(a) The shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(c) and 2(d) shall lapse, according to the following schedule, if the Grantee continues to be employed by the Employer from the Date of Grant until the applicable vesting date.

Vesting Date	Vested Shares

The vesting of the Restricted Stock shall be cumulative, but shall not exceed 100% of the Restricted Stock.  If the foregoing schedule would produce fractional shares, the number of shares of Restricted Stock that vest shall be rounded down to the nearest whole share.

(b) Notwithstanding Section 2(a) above, in the event a Change of Control (as defined in the Plan) occurs while the Grantee is employed by the Employer and the Grantee ceases to be employed by the Employer on account of an involuntary termination by the Company without Cause (as defined in the Plan) or the voluntary resignation by the Grantee for Good Reason (as defined below), and the Grantee’s date of termination occurs (or in the event of the Grantee’s resignation for Good Reason, the event giving rise to Good Reason occurs), in each case, during the period beginning on the date that is 180 days before the Change of Control and ending on the date that is one year following the Change of Control, 100% of all unvested shares of Restricted Stock shall automatically vest in full on the Grantee’s date of termination or resignation, as applicable (or, if later, on the date of the Change of Control).  For purposes of this Agreement, “Good Reason” shall mean

(i) any material diminution by the Company or the Employer of the authority, duties or responsibilities of the Grantee;

(ii) any material reduction in the Grantee’s base salary, which, for purposes of this Agreement, means a reduction in base salary of ten percent or more that does not apply generally to all similarly situated employees of the Employer; or

(iii) any material change in the geographic location at which the Grantee must perform his duties to the Employer, which, for purposes of this Agreement, means the permanent relocation of the Grantee’s principal place of employment to any office or location which is located more than 50 miles from the location where the Grantee is based immediately prior to the change in location.

In order to terminate employment for Good Reason, the Grantee must provide a written notice of resignation for Good Reason to the Company within 90 days after the event constituting Good Reason has occurred.  The Company shall have a period of 30 days in which it may correct the act, or the failure to act, that gave rise to the Good Reason event as set forth in the notice of resignation for Good Reason.  If the Company does not correct the act, or the failure to act, the Grantee must resign from employment for Good Reason within 30 days after the end of the cure period, in order for the resignation to be considered a Good Reason termination.  Notwithstanding the foregoing, in no event will the Grantee have Good Reason for resignation if an event described in (i) above occurs in connection with the Grantee’s inability to perform his or her duties on account of illness or short-term or long-term disability.

(c) Except as set forth in Section 2(b) above, if the Grantee ceases to be employed by the Employer for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.

(d) During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee.  Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

3. Issuance of Certificates.

(a) Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests.  During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company.  In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b) When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Section 2 of this Agreement.

(c) The Company’s obligation to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

4. Change of Control.  Except as set forth in Paragraph 2(b), the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

5. Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6. Withholding.  The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Restricted Stock.  Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

7. No Employment or Other Rights.  This grant shall not confer upon the Grantee any right to be retained by or in the employ of any Employer and shall not interfere in any way with the right of any Employer to terminate the Grantee’s employment at any time.  The right of any Employer to terminate at will the Grantee’s employment at any time for any reason is specifically reserved.

8. Assignment by Company.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

9. Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

10. Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Secretary at AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, NJ 08540, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing.  Any notice shall be delivered by hand or by a recognized courier service such as FedEx or UPS, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

AMREP Corporation

By:
Name:
Title:

Participant Acceptance:

By signing the acknowledgement below, I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms and conditions of the Plan and this Agreement.  I hereby agree that all of the decisions and determinations of the Committee upon any questions arising under the Plan and this Agreement shall be final, conclusive and binding.  I hereby further acknowledge that I have received a copy of the Plan, the official prospectus for the Plan and this Agreement.

______________________________                                                               ____________________________________
Date                                                                                                                    Grantee: